UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37488 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 800 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed by NII Holdings, Inc. (the “Company”), the Board of Directors approved a Form of Separation and Release Agreement (the “Agreement”) for certain executive officers of the Company, including Steven M. Shindler, Chief Executive Officer. The Agreements, which are expected to be executed by these officers in the event of their termination of employment with the Company, were provided to the officers on November 13, 2015. On October 25, 2016, the Agreement with Mr. Shindler was updated to provide for a target termination date of January 1, 2017, but when termination will occur has not been determined. In addition, Mr. Shindler waived a right to 30 days prior written notice from the Company for acceleration or extension of the target termination date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.

Date: October 31, 2016	By: /s/ SHANA C. SMITH
Shana C. Smith
General Counsel and Secretary